Exhibit 10.2
CONSULTING AGREEMENT

    THIS CONSULTING AGREEMENT (this “Consulting Agreement”) is entered into as of this 8 day of January, 2023 and shall become effective as of the 28th day of January, 2023 (the “Effective Date”), by and between Acacia Research Corporation, a Delaware corporation (“Acacia” or the “Company”) and Richard Rosenstein (the “Consultant”).

WHEREAS, the Consultant was employed by Acacia Research Group LLC, a Texas limited liability company and a subsidiary of the Company (“ARG”), pursuant to an Amended and Restated Employment Agreement by and between ARG and the Consultant, dated as of June 4, 2020 (the “Employment Agreement”);
WHEREAS, on January 3, 2023, the Consultant delivered to the Board of Directors of the Company (the “Board”) notice of his resignation without Good Reason (as defined in the Employment Agreement) from the Company effective January 27, 2023; and
WHEREAS, Company desires to retain the consulting services of the Consultant and the Consultant wishes to provide consulting services to the Board and the Company as of the Effective Date.
NOW, THEREFORE, in consideration of the foregoing recitations, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, the parties hereto, intending legally to be bound, hereby covenant and agree as follows:

SECTION 1. DUTIES. During the Term (as hereinafter defined), the Consultant will consult with and assist the Board and the Company (including, at the request of the Board, any advisors or representatives of the Board of the Company) in connection with those aspects of the Company’s business that Consultant was involved during, or would be familiar with as a result of, his employment with the Company, and shall perform such services as are reasonably requested by the Board or the Company’s officers from time to time. Notwithstanding the foregoing, Consultant will not be authorized or required to enter into any agreements or sign any authorizations or certifications on behalf of the Company or its affiliates, including in connection with any public filings. In performing the consulting services hereunder, the Consultant shall make himself reasonably available as requested by the Board, or any advisors or representatives of the Board of the Company, and shall perform such services in a diligent and responsive manner. Without limiting the foregoing, the Consultant shall not be required to perform such services in excess of eight (8) hours per week, unless agreed by the Consultant, provided it is agreed by the parties that such Services shall be performed outside of normal working hours except under exigent circumstances.
SECTION 2. TERM. The “Term,” as used in this Consulting Agreement, shall mean the period of time commencing on the Effective Date and terminating on April 30, 2023; provided, that, in the event that the Consultant has revoked the release set forth in Section 7(a) below after his execution of it as provided in Section 7(d) below, then this Consulting Agreement shall automatically terminate and neither the Company nor the Consultant shall have any obligations to each other hereunder.
SECTION 3. COMPENSATION.
a.Fees.     In consideration for the satisfaction of the Consultant’s duties as described in Section 1 hereto, the Company or one of its affiliates shall pay to the Consultant fees in an aggregate amount equal to Ten Thousand Dollars ($10,000) (the “Fees”), payable over the course of Term in pro-rata biweekly installments, in arrears, on the same dates the Company (or its applicable affiliate) makes payroll payments to its employees. The Consultant will receive an Internal Revenue Service Form 1099 with respect to the Fees; shall be solely responsible for paying all taxes in connection with the Fees; and shall indemnify the Company and its affiliates, and hold them all harmless, from and against any and all taxes, penalties, or other liability in connection therewith; provided that nothing herein shall require such indemnification if the Consultant’s failure
DOCSOC/1900504v3/101022-0000

to pay such taxes resulted from the Company’s failure to timely issue a Form 1099 or from other interference by the Company.
b.Expense Reimbursement. In accordance with Section 8(c) of the Employment Agreement, the Company shall reimburse Consultant for all reasonable business expenses actually paid or incurred by Consultant in the course of, pursuant to and in furtherance of providing the services hereunder during the Term, including travel expenses in cases where such travel has been approved in advance by the Company, and such reimbursement of expenses shall be made no later than thirty (30) days following such submission of supporting documentation.
c.Equity Awards. During the Term, as additional consideration for the Consultant’s services hereunder, the Consultant shall be treated as if he remains in “Service” for purposes of all duly-issued stock options, restricted stock awards, and other stock awards held by Consultant as of the Effective Date, and all such awards shall continue to vest during the Term in accordance with the terms and subject to the conditions of the applicable agreement(s) and plan documents governing such awards, provided that: (i) that certain Restricted Stock Unit Award Agreement, dated August 23, 2021, as amended, by and between the Company and Consultant, pursuant to which Consultant was granted 45,000 Restricted Stock Units shall be deemed terminated, and all rights of Consultant thereunder shall be forfeited by Consultant, in each case, as of the Effective Date; (ii) that certain Stock Option Award Agreement, dated August 23, 2021, by and between the Company and Consultant, pursuant to which Consultant was granted an Option to purchase 112,500 shares of common stock of the Company shall be deemed terminated, and all rights of Consultant thereunder shall be forfeited by Consultant, in each case, as of the Effective Date, and (iii) that certain Restricted Stock Unit Agreement, dated June 4, 2020, as amended, by and between the Company and Consultant, shall be modified and amended to provide that 7,208 restricted stock units scheduled to vest on June 4, 2023 shall be accelerated and vest on March 8, 2023, subject to Consultant’s continuous Service to the Company through such date and otherwise in accordance with the terms of the applicable agreement(s) and plan documents governing such awards. For purposes of this Agreement, all duly-issued stock options, restricted stock, and other stock awards held by Consultant as of the Effective Date (other than those being terminated in accordance with sub-clauses (i) and (ii), above) shall be the “Continuing Equity Awards.” For avoidance of doubt, the Consultant will not be an “employee” for any purpose hereunder, or under any other agreement, and nothing this Agreement or in the services Consultant provides pursuant hereto shall be construed to the contrary.
d.Waiver of Other Compensation and Benefits. During the Term, the Consultant shall receive the Fees and the amounts set forth in this Section 3 in lieu of, and shall not be entitled to receive, any new equity awards and other benefits.
e.No Other Compensation. Except for the payments and benefits provided for in this Consulting Agreement, and any other vested benefits due to the Consultant pursuant to the terms and conditions of any employee benefit plan in which the Consultant was a participant on or prior to the Effective Date, the Consultant acknowledges and agrees that he is entitled to no other compensation, payments, benefits or agreements from the Company of any kind or nature whatsoever, including, without limitation, pursuant to the Employment Agreement; provided, however, that nothing herein shall affect the Consultant’s rights to indemnification, advancement, defense or reimbursement pursuant to any applicable D&O policies or any similar insurance policies, the Company’s amended and restated by-laws as amended or applicable law or other applicable agreements, contracts or policies.
SECTION 4. TERMINATION. Subject to the provisions of Section 2 above, this Consulting Agreement shall terminate on expiration of the Term (subject to any provisions that survive), unless extended upon the mutual agreement of the Consultant and the Company.

SECTION 5. INTELLECTUAL PROPERTY. The Consultant agrees that any and all discoveries, concepts, ideas, inventions, writings, plans, articles, devices, products, designs, treatments, structures, processes, methods, formulae, techniques and drawings, and improvements or modifications related to the foregoing that are in any way directly related to the Company’s active patent portfolios, which are made, developed, created, contributed to, reduced to practice, or conceived by the Consultant, whether solely or jointly with others, in connection with the Consultant’s services to the Company (collectively, the “Intellectual Property”) shall be and shall remain the exclusive property of the Company, and, to the extent applicable, a “work made for hire,” and the Company shall own all rights, title and interests thereto, including, without limitation, all rights under copyright, patent, trademark, statutory, common law and/or otherwise. By the Consultant’s execution of this Consulting Agreement, the Consultant hereby irrevocably and unconditionally assigns to the Company all right, title and interest in any such Intellectual Property. The Consultant further agrees to take all such steps and all further action as the Company may reasonable request to effectuate the foregoing, including, without limitation, the execution and delivery of such documents and applications as the Company may reasonably request to secure the rights to Intellectual Property worldwide by patent, copyright or otherwise to the Company or its successors and assigns. The Consultant further agrees promptly and fully to disclose any Intellectual Property to the officers of the Company and to deliver to such officers all papers, drawings, models, data and other material (collectively, the “Material”) relating to any Intellectual Property made, reduced to practice, developed, created or contributed to by the Consultant and, upon termination, or expiration of this Consulting Agreement, to turn over to the Company all such Material. To the extent that the Consultant has signed any other assignment of inventions agreement, such agreement continues in full force and effect. Any intellectual property which was developed by the Consultant prior to the date of the Consultant’s Employment Agreement, or which is developed by the Consultant during the Term or after the termination of this Consulting Agreement and is not directly related to the Company’s or any of its affiliates’ active patent portfolios, shall be owned by the Consultant.
SECTION 6. ADDITIONAL AGREEMENTS.
a.Conflicts; Non-Solicitation. During the Term, the Consultant agrees not to accept employment with or perform services for any other entity, group or individual if such employment or service would in conflict with or interfere in any way with the Company’s business interests (as reasonably determined by the Company). During the Term, the Consultant shall not: (a) solicit for employment or employ any employee of the Company or any of its affiliates or any person who is an independent contractor involved with the Company or any of its affiliates or (b) induce, attempt to induce or knowingly encourage any Customer of the Company or any of its affiliates to divert any business or income from the Company or any of its affiliates or to stop or alter the manner in which they are then doing business with the Company or any of its affiliates. The term “Customer” shall mean any individual or business firm that was or is a customer or client, or one that was or is a party in an investor agreement with, or whose business was actively solicited by, the Company or any of its affiliates at any time, regardless of whether such customer was generated, in whole or in part, by the Consultant’s efforts. For avoidance of doubt, nothing in this paragraph or elsewhere in this Consulting Agreement limits Consultant’s post-employment obligations under the Employment Agreement or any other agreement, including but not limited to Consultant’s continuing obligations under Section 8 of the Employment Agreement (“Covenants”).
b.Non-disparagement. Each of the Consultant and the Company agrees not to engage in any wrongful conduct that is injurious to the other party or, where applicable, the other party’s subsidiaries’, officers’ or directors’ reputation or interest, including but not limited to, disparaging, inducing or encouraging others to disparage or bring claims against the other party or, where applicable, its subsidiaries, officers or directors, or making or causing to be made any statement that is critical of or otherwise maligns the business reputation of the other party or, where applicable, the other party’s subsidiaries, officers or directors; provided that nothing herein shall prevent a party from (i) testifying truthfully under oath pursuant to any lawful court order or subpoena, responding to any request of the Board or its designees, or as otherwise required by law (“Required Disclosure”); provided, that the party making a Required Disclosure shall provide prior notice of such Required Disclosure as far in advance as reasonably practicable (unless prohibited by law), so that the other party may intervene, appear or otherwise object, including by requesting a confidential hearing or confidential treatment at the non-disclosing party’s sole expense; or (ii) sharing information (except information protected by the Company’s or its affiliates’ attorney-client or work product privilege) with law enforcement, an attorney, or any federal, state, or local government agencies, regulators, or officials (including the Securities and Exchange Commission) for the purpose of investigating, reporting, or complaining of a suspected violation of law, whether in response to a subpoena or otherwise, without notice to the other party. Further, nothing herein shall be read to prevent the Company from making public filings or other public disclosures in accordance with applicable securities and other laws or regulations.
c.Standstill. During the Term, without the Company’s prior written consent, the Consultant will not, himself or through any affiliate, representative or other person, acting alone or as part of a “group” (within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934), directly or indirectly: (i) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (A) any acquisition of all or substantially all of the securities (or beneficial ownership thereof) or assets of the Company or any of its subsidiaries; (B) any tender or exchange offer or merger or other business combination involving the Company or any of its subsidiaries; (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries; or (D) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) with respect to any securities of the Company, including without limitation to vote any securities of the Company or to provide or withhold consents or agent designations with respect to any securities of the Company, (ii) form, advise, join or in any way participate in a group in connection with the types of matters set forth in (i) above, (iii) otherwise act, alone or in concert with others, to seek to control or influence the management, Board or policies of the Company or any of its subsidiaries, (iv) take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in (i) above, (v) publicly announce any intention, plan or arrangement inconsistent with the foregoing, or (vi) enter into any discussions, arrangements or agreements with any third party relating to any of the foregoing. The Consultant also agrees during such period not to request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this paragraph (including this sentence).
d.Confidentiality. The Consultant agrees on behalf of himself and on behalf of his agents, attorneys, heirs, executors, administrators, and assigns that this Consulting Agreement, and any and all matters concerning the Consultant’s service to the Company prior to and during the Term, except information which prior to time of disclosure was in the public domain, will be regarded as privileged communications between the parties, and that neither he nor any of his agents, attorneys, heirs, executors, administrators or assigns will reveal, disseminate by publication of any sort, or release in any manner or means this Consulting Agreement or any matters, factual or legal, concerning this Consulting Agreement to any other person or entity, except as required by legal process (in which case, the Consultant agrees to promptly provide written notice of said legal process as set forth below prior to the production of the requested information) or as otherwise provided in Section 6(b), above. Notwithstanding the foregoing, the Consultant may reveal the relevant terms of this Consulting Agreement to his spouse, attorneys, accountants, financial advisors and governmental authorities.
e.Specific Performance and Injunctive Relief. The Consultant agrees that any violation by him or his representatives or advisors of this Consulting Agreement would be highly injurious to the Company and would cause irreparable harm to the Company. By reason of the foregoing, the Consultant consents and agrees that if he or his representatives or advisors violate any provision of this Consulting Agreement, the

Company shall be entitled, in addition to any other rights and remedies that it may have, to obtain from any court of competent jurisdiction specific performance and/or injunctive or other relief (without the requirement of posting of a bond or other security) in order to enforce, or prevent any violation of, the provisions of this Consulting Agreement. In addition, in the event of a breach or violation by the Consultant of Section 6 of this Consulting Agreement, any other material breach or violation of this Consulting Agreement by the Consultant or Consultant’s voluntary resignation, in addition to all other available legal and equitable rights and remedies, the Company shall have the right to terminate any continuing obligation which it may then have to Consultant to make any further payments under this Consulting Agreement.
SECTION 7. GENERAL RELEASE
a.General Release. In further consideration of the covenants undertaken herein by the parties, including, without limitation, the payments and benefits described in this Consulting Agreement, each party hereto (a “Releasing Party”) hereby waives, releases and forever discharges the other party and, where applicable, any of the other party’s past or present predecessors, parents, subsidiaries, affiliates, and related companies, including, but not limited to, ARG (collectively, all of the foregoing, the “Party Affiliates”), and all of the parties’ and the Party Affiliates’ respective past and present parents, subsidiaries and affiliates and all of their past and present employees, directors, officers, members, partners, principals, attorneys, representatives, insurers, agents, shareholders, successors, and assigns (individually and collectively “Releasees”) from and with respect to any and all legally waivable claims, liabilities, obligations, grievances, injuries, controversies, agreements, covenants, promises, debts, accounts, actions, causes of action, suits, arbitrations, sums of money, attorneys’ fees, costs, damages, or any right to any monetary recovery or any other personal relief, whether known or unknown, in law or in equity, by contract, tort or pursuant to federal, state or local statute, regulation, ordinance or common law, which the Releasing Party now has, ever had, or may hereafter have, based upon or arising from any fact or set of facts, whether known or unknown to the Releasing Party, from the beginning of time until the Effective Date. Without limiting the generality of the foregoing, this waiver, release, and discharge includes any claim or right asserted or which could have been asserted by the Consultant against the Company or any of the other Releasees and/or based upon or arising under any federal, state or local tort, fair employment practices, equal opportunity, or wage and hour laws, including, but not limited to, the Americans With Disabilities Act, as amended (42 U.S.C. section 12101, et seq.); 42 U.S.C. sections 1981 and 1983; the New York State Human Rights Law (NYSHRL), the New York Labor Law (NYLL) (including but not limited to the Retaliatory Action by Employers Law, the New York State Worker Adjustment and Retraining Notification Act, all provisions prohibiting discrimination and retaliation, and all provisions regulating wage and hour law), the New York Civil Rights Law, Section 125 of the New York Workers' Compensation Law, Article 23-A of the New York Correction Law, the New York City Human Rights Law (NYCHRL), and the New York City Earned Sick Leave Law (NYCESLL), State wage and hour laws; or any other State, Federal or local statutes or laws. Employee further acknowledges that such Claims also include claims based on the Age Discrimination in Employment Act, as amended (29 U.S.C. section 621, et seq.) (the “ADEA”) and the Older Workers Benefit Protection Act (29 U.S.C. §626(f)), as amended (the “OWBPA”), including all amendments thereto. The release, waiver, and discharge hereunder also covers any claim for any salary, bonus, severance benefits, separation pay, or other post-employment payments of any type, whether based on the Employment Agreement or otherwise, except for the Fees described herein and for Executive’s rights with respect to the Continuing Equity Awards. Upon the expiration of the Term, the parties shall sign a release in the form attached hereto as Exhibit A.
Notwithstanding the generality of the foregoing, nothing herein constitutes a release or waiver by the Consultant or the Company of: (i) any claim or right that may arise after the expiration of the Term of this Consulting Agreement; (ii) any claim or right the Consultant or the Company may have under this Consulting Agreement; (iii) any vested benefits due to the Consultant pursuant to the terms and conditions of any Company employee benefit plan in which the Consultant was a participant on or prior to the Effective Date; and (iv) any claim or right the Consultant or, where applicable, the Company or its affiliates may have to indemnification, advancement, defense or reimbursement pursuant to any applicable D&O policies, any similar insurance policies, the Company’s amended and restated by-laws as amended or applicable law.
b.Representations; Covenant Not to Sue. Each Releasing Party represents and affirms that (i) neither it nor any person, organization or entity acting on its behalf has commenced, maintained, prosecuted, or participated in any complaint, claim or action against the other party and/or its Releasees, in any court or before any administrative, investigative or arbitral body or agency, (ii) that to the best of the Releasing Party’s knowledge and belief, there is no outstanding claim or demand for relief against the other party and/or its Releasees by the Releasing Party or any person, organization, or entity acting on the Releasing Party’s behalf and (iii) that neither the Releasing Party nor any person, organization or entity acting on its behalf will commence, maintain, prosecute or participate in any complaint, claim of any nature or description or action, against the Company or any Company Releasee for any claim released herein in any court or before any arbitral body. Notwithstanding the foregoing, this Consulting Agreement does not extend to those rights, which as a matter of law cannot be waived.
c.Consultant acknowledges that this Agreement was presented to him on the date indicated above and that Consultant is entitled to have twenty-one (21) days’ time in which to consider it. Consultant further acknowledges that the Company has advised Consultant that Consultant is waiving his rights under the ADEA, and that Consultant should obtain advice concerning this Agreement from an attorney of his choice, and Consultant has had sufficient time to consider the terms of this Agreement. Consultant represents and acknowledges that if Consultant executes this Agreement before twenty-one (21) days have elapsed, Consultant does so knowingly, voluntarily, and upon the advice and with the approval of Consultant’s legal counsel (if any), and that Consultant voluntarily waives any remaining consideration period.
d.Consultant understands that after executing this Agreement, Consultant has the right to revoke it within seven (7) days after his execution of it. Consultant understands that this Agreement will not become effective and enforceable unless the seven (7) day revocation period passes and Consultant does not revoke this Agreement in writing. Consultant understands that this Agreement may not be revoked after the seven (7) day revocation period has passed. Consultant also understands that any revocation of this Agreement must be made in writing and delivered to the Company at its principal place of business within the seven (7) day period.
SECTION 8. SECTION 409A. The parties agree that the amounts and benefit payable hereunder are either exempt from or compliant with Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and other guidance promulgated thereunder (“Section 409A”), and the parties agree not to take any position inconsistent with such agreement for any reporting purposes, whether internal or external, and to cause their affiliates, successors and assigns not to take any such inconsistent position. Notwithstanding anything in this Consulting Agreement to the contrary, any payments or benefits due hereunder that constitute non-exempt “deferred compensation” (as defined in Section 409A) that are otherwise payable by reason of a “separation from service” (as defined in Section 409A) will not be paid or provided to the Consultant unless and until the Consultant has undergone a separation from service. If, and only if, the Consultant is a “specified employee” (as defined in Section 409A) and a payment or benefit provided for in this Consulting Agreement would be subject to additional tax under Section 409A if such payment or benefit is paid within six (6) months after the expiration of the Term, then such payment or benefit shall not be paid (or commence) during the six-month period immediately following the expiration of the Term except as provided in the immediately following sentence. In such an event, any payment or benefits that otherwise would have been made or provided during such six-month period and that would have incurred such additional tax under Section 409A shall instead be paid to the Consultant in a lump-sum cash payment on the first business day following the expiration of six (6) months after the expiration of the Term, or, if earlier, within ten (10) days following the date of the Consultant’s death. The Consultant’s right to receive any installment payments under this Consulting Agreement shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Section 409A. If the Consultant is entitled to any reimbursement of expenses or in-kind benefits that are includable in the Consultant’s federal gross taxable income, the amount of such expenses reimbursable or in-kind benefits provided in any one calendar year shall not affect the expenses eligible for reimbursement or the in-kind benefits to be provided in any other calendar year, and the reimbursement of an eligible expense must be made no later than December 31 of the year after the year in which the expense was incurred. The Consultant’s right to reimbursement of expenses or in-kind benefits under this Consulting Agreement shall not be subject to liquidation or exchange for another benefit.
SECTION 9. MISCELLANEOUS.
a.Indemnification of Payments. Notwithstanding any provision of this Consulting Agreement to the contrary, the Company, and its respective officers, directors, employees and representatives, neither represent nor warrant the tax treatment under any federal, state, local, or foreign laws or regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any payment or benefits contemplated by this Consulting Agreement including, but not limited to, when and to what extent such payments or benefits may be subject to tax, penalties and interest under the Tax Laws. The Consultant will indemnify and hold the Company harmless against the payment of taxes, interest, penalties, fines or other liabilities or costs that may be assessed by the Internal Revenue Service, or any other taxing authority and/or any other governmental agency (whether federal, state or local), in connection with payments under this Consulting Agreement, or any penalties or fines that may be assessed by the Internal Revenue Service against the Company for failing to timely withhold and deposit taxes with respect to amounts payable to the Consultant under this Consulting Agreement.
b.Survival. The rights and obligations of the parties under this Consulting Agreement shall survive as provided herein or if necessary or desirable to accomplish the purposes of other surviving provisions following the termination of this Consulting Agreement, regardless of the manner of or reasons for such termination. For clarification purposes and without implication that the contrary would otherwise be true, it is expressly understood and agreed that Sections 4, 5, 6, 7, 8 and 9 shall survive the termination of this Consulting Agreement or the Term, unless expressly limited to the Term, regardless of the manner of or reasons for such termination.
c.Return of Company’s Property. By signing this Consulting Agreement, the Consultant affirms that, except as otherwise agreed in writing by the parties hereto, upon the expiration of the Term he shall return to the Company all property belonging to the Company, including all credit cards, ID cards, electronic devices, any and all original and duplicate copies of all his work product and of files, calendars, books, records, notes, notebooks, manuals, computer disks, diskettes, and any other magnetic and other media materials he has in his possession or under his control which contains confidential or proprietary information of the Company.

d.Entire Agreement; Amendment. This Consulting Agreement and the other agreements referenced herein and therein constitute the entire agreement between the parties hereto with respect to the Consultant’s services to the Company during the Term, and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, among the parties hereto. For avoidance of doubt, nothing in this Consulting Agreement limits the Consultant’s continuing obligations to the Company and its affiliates under his Employment Agreement and/or the other agreements referenced herein. This Consulting Agreement may not be amended or modified in any way except by a written instrument executed by each of the parties hereto.

e.Notice. All notices under this Consulting Agreement shall be in writing and shall be given by personal delivery, or by registered or certified United States mail, postage prepaid, return receipt requested, to the address set forth below:
If to the Consultant:        Richard Rosenstein
                _______________
                _______________

If to the Company:        Acacia Research Corporation
                767 Third Avenue, 6th Floor
                New York, NY 10017
                Attention: General Counsel

or to such other person or persons or to such other address or addresses as Consultant and the Board or the Company or their respective successors or assigns may hereafter furnish to the other by notice similarly given. Notices, if personally delivered, shall be deemed to have been received on the date of delivery, and if given by registered or certified mail, shall be deemed to have been received on the fifth (5th) business day after mailing.

f.Governing Law. This Consulting Agreement will be governed by and construed in accordance with the laws of the United States and the State of New York applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof.
g.Arbitration. Any dispute, controversy or claim arising out of or relating to this Consulting Agreement, which dispute, controversy or claim is not settled in writing within ten (10) business days after the date on which a party to this Consulting Agreement gives written notice to the other that a dispute, controversy or claim exists, shall be settled by a confidential arbitration conducted in Manhattan, New York in accordance with the provisions of the Judicial Arbitration and Mediation Services then in force (the “Rules”) and the laws of the State of Delaware. In the event that a party requests arbitration, it shall serve upon the other party a written demand for confidential arbitration stating the substance of the controversy, dispute or claim and the contention of the party requesting arbitration and both parties shall execute a standard confidentiality agreement in which each party will agree, unless required by applicable law, to keep confidential all aspects of the arbitration, including the fact that the parties are arbitrating a dispute and the outcome of such arbitration. If possible, one neutral arbitrator will be selected by mutual agreement. If the parties do not select the arbitrator by mutual agreement, the arbitrator shall be selected in accordance with the Rules. The parties hereto agree that the fact of arbitration, the matters submitted in arbitration, witness statements, the reasoning of the arbitrators, and the award be maintained as confidential by all participants in the arbitration, including, but not limited to, the arbitrators, witnesses, experts and administrative personnel, except as required by law or financial reporting requirements. The parties shall abide by all awards rendered in the arbitration proceedings and all such awards may be enforced and executed upon in any court having jurisdiction over the party against whom enforcement of such award is sought; provided, however, that without consent of the parties hereto, only such information as is required by law shall be disclosed in connection with enforcement of such award.

h.Assignment: Successors and Assigns. No party hereto may make any direct or indirect assignment or subcontracting of this Consulting Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other parties hereto. This Consulting Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, executors, legal representatives, successors and permitted assigns.

i.Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Consulting Agreement shall not affect the enforceability of the remaining portions of this Consulting Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Consulting Agreement shall be declared invalid by a court of competent jurisdiction, then this Consulting Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.

j.Enforcement. The failure of any party hereto to insist in one or more instances on performance by another party hereto of any obligation, condition or other term of this Consulting Agreement in strict accordance with the provisions hereof shall not be construed as a waiver of any right granted hereunder or of the future performance of any obligation, condition or other term of this Consulting Agreement in strict accordance with the provisions hereof, and no waiver with respect thereto shall be effective unless contained in a writing signed by or on behalf of the waiving party. The remedies in this Consulting Agreement shall be cumulative and are not exclusive of any other remedies provided by law.

k.Counterparts; Facsimile. This Consulting Agreement may be executed in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument. Any signature page delivered by facsimile or PDF signature shall be binding to the same extent as an original signature page with regard to any agreement subject to the terms hereof or any amendment thereto.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Consulting Agreement as of the date first above written.

/s/ Richard Rosenstein____________________
Richard Rosenstein (Consultant)

        ACACIA RESEARCH CORPORATION

By: /s/ Martin McNulty
Name: Martin D. McNulty Jr.
Title: Chief Executive Officer

Rosenstein Consulting Agreement Signature Page

EXHIBIT A
FORM OF RELEASE
In consideration of the covenants undertaken in the Consulting Agreement (the “Agreement”), effective as of January 28, 2023 by and between Acacia Research Corporation (the “Company”) and Richard Rosenstein (the “Consultant”), including, without limitation, the payments and benefits described in the Agreement, each of the Company and the Consultant hereby waives, releases and forever discharges the other party and any of the other party’s past and present predecessors, parents, subsidiaries, affiliates, and related companies, including, but not limited to, Acacia Research Group LLC (collectively, all of the foregoing, the “Party Affiliates”), and all of the parties’ and the Party Affiliates’ respective past and present parents, subsidiaries and affiliates and all of their past and present employees, directors, officers, members, partners, principals, attorneys, representatives, insurers, agents, shareholders, successors, and assigns (individually and collectively, the “Releasees”) from and with respect to any and all legally waivable claims, liabilities, obligations, grievances, injuries, controversies, agreements, covenants, promises, debts, accounts, actions, causes of action, suits, arbitrations, sums of money, attorneys’ fees, costs, damages, or any right to any monetary recovery or any other personal relief, whether known or unknown, in law or in equity, by contract, tort or pursuant to federal, state or local statute, regulation, ordinance or common law, which either party now has, or ever had, against the other party based upon or arising from any fact or set of facts, whether known or unknown to the Company or the Consultant, as the case may be, from the beginning of time until the expiration of the Term. Without limiting the generality of the foregoing, this waiver, release, and discharge includes any claim or right asserted or which could have been asserted by the Consultant against the Company or any of the Releasees and/or based upon or arising under any federal, state or local tort, fair employment practices, equal opportunity, or wage and hour laws, including, but not limited to, the Americans With Disabilities Act, as amended (42 U.S.C. section 12101, et seq.); 42 U.S.C. sections 1981 and 1983; the New York State Human Rights Law (NYSHRL), the New York Labor Law (NYLL) (including but not limited to the Retaliatory Action by Employers Law, the New York State Worker Adjustment and Retraining Notification Act, all provisions prohibiting discrimination and retaliation, and all provisions regulating wage and hour law), the New York Civil Rights Law, Section 125 of the New York Workers' Compensation Law, Article 23-A of the New York Correction Law, the New York City Human Rights Law (NYCHRL), and the New York City Earned Sick Leave Law (NYCESLL), State wage and hour laws; or any other State, Federal or local statutes or laws. Employee further acknowledges that such Claims also include claims based on the Age Discrimination in Employment Act, as amended (29 U.S.C. section 621, et seq.) (the “ADEA”) and the Older Workers Benefit Protection Act (29 U.S.C. §626(f)), as amended (the “OWBPA”), including all amendments thereto. The release, waiver, and discharge hereunder also covers any claim for any salary, bonus, severance benefits, separation pay, or other post-employment payments of any type, whether based on the Amended and Restated Employment Agreement by and between Acacia Research Group LLC and the Consultant, dated as of June 4, 2020, or otherwise, except for the Fees described the Agreement and for Executive’s rights with respect to the Continuing Equity Awards (as defined in Section 3(c) of the Agreement). The provisions of this release do not release claims that cannot be released as a matter of law.
Notwithstanding the generality of the foregoing, nothing in this Consulting Agreement constitutes a release or waiver by the Consultant or the Company of: (i) any claim or right that may arise after the expiration of the Term of this Consulting Agreement; (ii) any claim or right the Consultant or the Company may have under this Consulting Agreement; (iii) any vested benefits due to the Consultant pursuant to the terms and conditions of any Company employee benefit plan in which the Consultant was a participant on or prior to the Effective Date; and (iv) any claim or right the Consultant or, to the extent applicable, the Company may have pursuant to indemnification, advancement, defense or reimbursement pursuant to any applicable D&O policies, any similar insurance policies, the Company’s amended and restated by-laws as amended or applicable law.
Each of the Consultant and the Company represents and affirms that (i) neither it nor any person, organization or entity acting on its behalf has commenced, maintained, prosecuted, or participated in any complaint, claim or action against the other party and/or its Releasees, in any court or before any administrative, investigative or arbitral body or agency, (ii) that to the best of the Consultant’s or the Company’s knowledge and belief, there is no outstanding claim or demand for relief against the other party and/or or its Releasees by it or any person, organization, or entity acting on its behalf, and (iii) that neither it nor any person, organization or entity acting on its behalf will commence, maintain, prosecute or participate in any complaint, claim of any nature or description or action, against the other party or any of its Releasees for any claim released herein in any court or before any court or arbitral body. Notwithstanding the foregoing, this release does not extend to those rights, which as a matter of law cannot be waived.